UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 --------------

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                  July 28, 2004


                          PACIFIC ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

               Delaware                     313345              68-0490580
    (State or other jurisdiction of      (Commission          (IRS Employer
    incorporation or organization)       File Number)      Identification No.)



                               5900 Cherry Avenue
                              Long Beach, CA 90805
                     (Address of principal executive office)


                                 (562) 728-2800
                         (Registrant's telephone number,
                              including area code)



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

         99.1   Pacific Energy Partners, L.P. Press Release dated July 28, 2004.

ITEM 9. AND 12.  REGULATION FD  DISCLOSURE;  RESULTS OF OPERATIONS AND FINANCIAL
                 CONDITION.

         Attached as Exhibit 99.1 is a copy of a press release, dated July 28, 2004, announcing Pacific Energy Partners, L.P. second quarter 2004 financial results.

         In accordance with General Instruction B.2. of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the above information is being furnished under Items 9 and 12 of Form 8-K and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933.

         A calculation of distributable cash flow for the three months and the six months ended June 30, 2004, are presented in the press release included as an exhibit to this Form 8-K. Distributable cash flow is a significant financial measure used by our management to compare cash flows generated by the partnership to the cash distributions we make to our partners and we believe that investors benefit from having access to the same financial measures being utilized by managements. Using this financial measure, management can quickly compute the coverage ratio of these cash flows to cash distributions. This is an important financial measure for our limited partners since it is an indicator of our success in providing a cash return on their investment. Specifically, this financial measure tells investors whether or not the partnership is generating cash flows at a level that can sustain or support an increase in our quarterly cash distributions paid to partners. Lastly, distributable cash flow is the quantitative standard used throughout the investment community with respect to publicly traded partnerships. However, distributable cash flow is a non-GAAP financial measure and should not be considered as an alternative to net income, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. In addition, our distributable cash flow may not be comparable to distributable cash flow or similarly titled measures of other companies.

         Several adjustments to net income are required to calculate distributable cash flow. These adjustments include: (i) the addition of depreciation and amortization expense; (ii) the addition of amortization of bond discount and debt issue costs, which are included in interest expense; (iii) the addition of non-cash employee compensation under our long-term incentive plan, which is included in general and administrative expense; (iv) the addition of write-off of deferred financing costs; (v) the subtraction of deferred tax benefit, which is included in foreign income tax benefit; and (vi) the subtraction of sustaining capital expenditures.

         Sustaining capital expenditures are expenditures to replace partially or fully depreciated assets in order to maintain the existing operating capacity or efficiency of our assets and extend their useful lives.

         A calculation of recurring net income for the three months ended June 30, 2004, is presented in the press release included as an exhibit to this Form 8-K. Recurring net income is a non-GAAP financial measure. This measure is used to more precisely compare year over year net income by eliminating one-time, non-recurring charges. To calculate recurring net income, the amounts relating to the write-off of deferred financing cost and the interest rate swap termination expense were added back to net income. The majority of this expense was a non-cash write-down of previously deferred financing costs.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Pacific Energy Partners, L.P.


Dated: July 28, 2004                  by:  /s/ Gerald A. Tywoniuk
                                      ---------------------------
                                       Senior Vice President, Chief
                                      Financial Officer and Treasurer
                                         Pacific Energy GP, Inc.,
                                            General Partner of
                                       Pacific Energy Partners, L.P.




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                                  EXHIBIT INDEX

Exhibit 99.1 -- Pacific Energy Partners, L.P. Press Release dated July 28, 2004